EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-51916, 33-51896, 33-51898, 33-41415, 33-41413 and
33-29600 of Ross Stores, Inc. on Form S-8 of our report dated March 13, 1995, appearing in this Annual Report on Form 10-K of Ross Stores, Inc. for the year ended January 28, 1995.




Deloitte & Touche LLP
San Francisco, California
April 18, 1995